UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2025
PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9740 Scranton Road
San Diego, CA 92121
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (858) 404-8800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	PSMT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 28, 2025, Robert Price notified the Board of Directors of PriceSmart, Inc. (“PriceSmart” or the “Company”) of his intention to step down as Interim Chief Executive Officer effective August 31, 2025. David Price, the Company’s current Executive Vice President and Chief Transformation Officer and member of the Board of Directors, will become Chief Executive Officer effective September 1, 2025. Robert Price will become Executive Chairman of the Board of Directors.
David Price has been with the Company since July 2017 and was promoted to Executive Vice President and Chief Transformation Officer in August 2023. He has served as a member of the Board of Directors of the Company since February 2022. He leads several important areas, including Information Technology, PriceSmart.com, and Payment Solutions and Services. Prior to his current role, he was the Executive Vice President and Chief of Staff to the Chairman of the Board and the Company’s Interim Chief Executive Officer, Robert Price, from December 2022 to July 2023. Between January 2022 and December 2022, Mr. Price served as Vice President for Environmental and Social Responsibility. Between September 2020 and January 2022, he was Vice President for Omnichannel Initiatives and Environmental and Social Responsibility. From September 2018 to August 2020, Mr. Price worked as a director in the Company’s E-Commerce division. He holds a Master’s degree in International Affairs from the University of California San Diego and a Bachelor of Science from the University of Southern California. David Price is Robert Price’s son.
The Company expects that David Price’s compensation will be adjusted in connection with his becoming Chief Executive Officer. The Company will file an amendment to this Current Report on Form 8-K when such compensation has been determined and approved by the Compensation and Human Capital Committee of the Board of Directors.
David Price was not appointed pursuant to any arrangement or understanding between him and any other person. During the year ended August 31, 2024, the Company sold approximately $336,000 of supplies to Price Philanthropies Foundation. David Price serves as a Vice President and a Vice Chair of the Board of the Price Philanthropies Foundation. In addition, during the year ended August 31, 2024, the Company made a contribution of $150,000 to PriceSmart Foundation. David Price serves as the President of PriceSmart Foundation. There are no other transactions in which David Price has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
On March 3, 2025, the Company issued a press release announcing Robert Price’s intention to step down as Interim Chief Executive Officer effective August 31, 2025 and the Company’s decision to promote David Price to Chief Executive Officer effective September 1, 2025. A copy of the press release is attached as Exhibit 99.1 hereto.
The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liability of that section, and shall not be incorporated by reference into any other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
99.1	Press Release of the Company dated March 3, 2025.
104	The cover page from this Current report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2025	/s/ FRANCISCO VELASCO
Francisco Velasco Executive Vice President, Chief Legal Officer, Registered In-House Counsel, Chief Risk & Compliance Officer and Secretary